UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2006
Odyssey Re Holdings Corp.
(Exact name of Registrant as specified in its charter)

Delaware	6719	52-2301683
(State or Other Jurisdiction	Commission File Number	(I.R.S. Employer
of Incorporation)		Identification Number)

Odyssey Re Holdings Corp.
300 First Stamford Place, Stamford, Connecticut 06902
(203) 977-8000
(Address of principal executive offices and telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On February 9, 2006, Odyssey Re Holdings Corp. (“OdysseyRe”) issued the press release attached hereto as Exhibit 99.1 announcing its results for the year ended December 31, 2005, which press release is incorporated by reference herein and furnished pursuant to Item 2.02 of Form 8-K.
     The information in this Current Report on Form 8-K under this item 2.02, including the information set forth in Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.
Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     On February 9, 2005, OdysseyRe determined that it would restate its financial results for the years 2001 through 2004, as well as its results for the nine months ended September 30, 2005. OdysseyRe’s previously published financial statements for those periods should therefore no longer be relied upon.
     The purpose of the restatement is to correct the accounting treatment for certain contract features of seven ceded reinsurance contracts and the accounting treatment of ceding commissions relating to three ceded aggregate excess of loss contracts. OdysseyRe’s decision to restate its financial results follows a re-evaluation by the Company of the accounting considerations for these transactions. All of the ceded reinsurance contracts were purchased by OdysseyRe between 1998 and 2004. Upon re-evaluation, it was determined that certain features relating to the seven ceded contracts had the effect of allowing the contracts to operate as multi-year, retrospectively-rated contracts, which resulted in timing differences as to how premiums and losses were recognized over the coverage period. With respect to the three ceded aggregate excess of loss contracts, it was determined that due to the deferred nature of the ceding commissions to be received by OdysseyRe, the amounts should be reflected at their present value rather than the nominal value previously recorded by the Company.
     OdysseyRe’s management and its Audit Committee have discussed the decision to restate with OdysseyRe’s independent auditors.

EXHIBIT INDEX

Exhibit	Description
99.1	Press release of Odyssey Re Holdings Corp. dated February 9, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 9, 2006

ODYSSEY RE HOLDINGS CORP.
By:	/s/ Donald L. Smith
	Name:	Donald L. Smith
	Title:	Senior Vice President, General Counsel and Corporate Secretary